PROXY TABULATOR XXXX XXXX
To vote by Internet
1) Read the Proxy Statement and have the proxy card below at hand.
2) Go to website www.______.com
3) Follow the instructions provided on the website.

To vote by Telephone
1) Read the Proxy Statement and have the proxy card below at hand.
2) Call 1-800-XXX-XXXX
3) Follow the instructions.

To vote by Mail
1) Read the Proxy Statement.
2) Check the appropriate boxes on the proxy card below.
3) Sign and date the proxy card.
4) Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLY

BECKER VALUE EQUITY FUND

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" each proposal, and to grant discretionary power to vote upon such other business as may properly come before the Special Meeting.

For Against  Abstain

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1. To approve an Agreement and Plan of Reorganization under which the Becker Value Equity Fund, a series of Unified Series Trust, would assign all of its assets and liability to the Becker Value Equity Fund (“PMP Becker Fund”), a series of Professionally Managed Portfolios in exchange for shares of the PMP Becker Fund in a tax-free reorganization.

The undersigned acknowledges receipt with this proxy of a copy of the Notice of the Special Meeting of Shareholders and the Proxy Statement.

Please sign exactly as name appears above. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators,  etc., should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature [PLEASE SIGN WITHIN Box] Date	Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.               com.

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PROXY                                                       PROXY

BECKER VALUE EQUITY FUND
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST __, 2012

This Proxy is solicited on behalf of the Board of Trustees of the Unified Series Trust on behalf of the Becker Value Equity Fund (the “Fund”). Revoking any such prior appointments, the undersigned hereby appoints as proxies _______ and _______ (or, if only one shall act, that one), and each of them (with power of substitution), to vote all shares of the undersigned of the Fund at the Special Meeting of Shareholders to be held at 10:00 a.m., Central time, on August __, 2012, at the offices of Huntington Asset Services, Inc., 2960 N. Meridian Street, Suite 300, Indianapolis, Indiana 46208 and any adjournment(s) thereof (the “Special Meeting”), with all the power the undersigned would have if personally present.

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. IF YOU ARE NOT VOTING BY

PHONE OR INTERNET, PLEASE SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN

IT PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE SIGN ON REVERSE SIDE OF THIS CARD